UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  March 2, 2010

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)
0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code:  254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

As a result of a competitive request for proposal, on March 2, 2010, the Audit Committee of the Board of Directors of Life Partners Holdings, Inc. (“we” or “Life Partners”) approved Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending February 28, 2010.  We did not engage Ernst & Young in any prior consultations during our two most recent fiscal years, or the subsequent period through the date of the filing of this Form 8-K regarding either:  (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that Ernst & Young concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated March 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2010

Life Partners Holdings, Inc.

By:	/s/ David M. Martin
David M. Martin
Principal Financial Officer

EXHIBIT INDEX

Number	Description	Page

99.1	Press release dated March 2, 2010	5